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                                                                Exhibit 23(e)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in this Amendment No. 2 to the Registration Statement of our reports dated March 7, 1997 and April 11, 1997, relating to the consolidated financial statements of The TPI Group Ltd. and subsidiaries, and to the reference to our firm under the caption "Experts" in the Prospectus.



                                /s/ Lazar, Levine & Company LLP
                                ----------------------------------
                                    LAZAR, LEVINE & COMPANY LLP


New York, New York
October 6, 1997